EXHIBIT 10.58

[Form of]

SWINGLINE NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, (“Borrowers”), hereby promise to pay to the order of UBS Loan Finance LLC (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)             ($            ) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.16 of the Credit Agreement referred to below. Borrowers further agree to pay interest on the unpaid principal amount hereof in like money at such office specified in Section 2.16 of the Credit Agreement from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of July 19, 2005, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among BearingPoint, Inc. and BearingPoint, LLC (“Borrowers”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS Securities LLC, as lead arranger, UBS AG, Stamford Branch, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, UBS Loan Finance LLC as Swingline Lender and General Electric Capital Corporation, as collateral agent (“Collateral Agent”) is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

BEARINGPOINT, INC.

By:
Name:
Title:

BEARINGPOINT, LLC
By:	BEARINGPOINT, INC., as managing member

By:
Name:
Title: